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                  AMENDMENT NO. 2 TO THE AMENDED AND RESTATED
                        SHAREHOLDER SERVICING AGREEMENT

       AGREEMENT made by and between AllianceBernstein L.P. ("Alliance") and the Sanford C. Bernstein Fund, Inc. (the "Fund").

       WHEREAS Alliance and the Fund are parties to a Shareholder Servicing Agreement dated October 2, 2000, as amended to date (the "Shareholder Servicing Agreement");

       WHEREAS, effective on or about November 24, 2009, each of the Overlay A Portfolio, Tax-Aware Overlay A Portfolio, Overlay B Portfolio, Tax-Aware Overlay B Portfolio, Tax-Aware Overlay C Portfolio and Tax-Aware Overlay N Portfolio (the "Portfolios") were added as new series of the Fund, each initially consisting of two classes: Class 1 and Class 2;

       WHEREAS Alliance and the Fund desire to amend the Shareholder Servicing Agreement to add the Portfolios and classes to the list of Portfolios on whose behalf the Shareholder Servicing Agreement applies and add such Portfolios and classes to the schedule of fees;

       NOW THEREFORE, in consideration of the premises and covenants contained herein, Alliance and the Fund hereby agree as follows:

       In accordance with Paragraph 7 of the Shareholder Servicing Agreement, it is mutually agreed that Appendix A to the Shareholder Servicing Agreement is hereby amended to add the following additional series and classes of the Fund:
Overlay A Portfolio-Class 1, Tax-Aware Overlay A Portfolio-Class 1, Overlay B Portfolio-Class 1, Tax-Aware Overlay B Portfolio-Class 1, Tax-Aware Overlay C Portfolio-Class 1 and Tax-Aware Overlay N Portfolio-Class 1; and

       In accordance with Paragraph 7 of the Shareholder Servicing Agreement, it is mutually agreed that Appendix B to the Shareholder Servicing Agreement is hereby amended to add the following additional series and classes of the Fund:

                 Portfolio/Classes                      Annual Fee Rate
----------------------------------------------------  -------------------
Overlay A Portfolio-Class 1                               0.20 of 1%
Tax-Aware Overlay A Portfolio-Class 1                     0.20 of 1%
Overlay B Portfolio-Class 1                               0.15 of 1%
Tax-Aware Overlay B Portfolio-Class 1                     0.15 of 1%
Tax-Aware Overlay C Portfolio-Class 1                     0.15 of 1%
Tax-Aware Overlay N Portfolio-Class 1                     0.15 of 1%

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       IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 24th day of November 2009.

SANFORD C. BERNSTEIN FUND, INC.

By:     /s/ Marilyn G. Fedak
        -------------------------
Name:   Marilyn G. Fedak
Title:  President

ALLIANCEBERNSTEIN L.P.

By:     /s/ Marc R. Bryant
        -------------------------
Name:   Marc R. Bryant
Title:  Assistant Secretary